Exhibit 3

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C 9542-1999 Document Number: 20060768789-23
Date Filed: 11/30/2006 3:20:04 PM In the office of
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)
/s/ Dean Heller
Dean Heller
Secretary of State

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

2. The articles have been amended as follows (provide article numbers, if available).

ARTICLE 4 SECTION 4.01 OF THE ARTICLES OF INCORPORATION SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

SECTION 4.01. AUTHORIZED SHARES. THE AGGREGATE NUMBER OF SHARES THAT THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS 75,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $.01 PER SHARE AND 15,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $.01 PER SHARE

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *articles of incorporation have voted in favor of the amendment is: 29,352,793/29,353,033

4. Effective date of filing (optional). November 20,2006

5. Officer Signature (required). /s/ Julie N. Miyachi, Vice President Operations

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.